AGREEMENT

         THIS AGREEMENT ("Agreement") is made and entered into effective as of July 12, 1999 (the "Effective Date"), by and between ZAP WORLD.com, a California corporation having its principal place of business at 117 Morris Street, Sebastopol, California 95472 ("ZAP"), and American Scooter and Cycle Rentals, Inc. a California corporation having its principal place of business at 2715 Hyde Street, San Francisco, California 94109 ("ASCR"). ZAP and ASCR are referred to collectively herein as the "parties."

         1. RECITALS

         A. The parties contemplate a two-stage process to the end that ZAP will initially sublease a portion of ASCR's premises at 2715 Hyde Street in San Francisco where ZAP will maintain business offices and conduct a bicycle rental business. Subsequently, ZAP will acquire a substantial portion of ASCR's rental equipment and assume certain listed liabilities.

         B. Stage One, which entails the leasing of some of ASCR's rental equipment, the leasing of approximately 49% of ASCR's premises, and the hiring of Jeff and Helena Sears to manage ZAP's bicycle rental business, will end on October 31, 1999.

         C. Stage Two is contingent upon SBA approval of the proposed transaction. It will entail the acquisition of certain specified ASCR assets and the assumption of certain listed liabilities for the sum of $150,000; $70,000 in cash and $80,000 of market value of ZAP common stock. Stage Two will follow immediately after Stage One. Jeff and Helena Sears will continue to manage the operation until April 30, 2001.

         D. The purpose of this Agreement is to set forth the understanding of the parties relative to the matters above. By this reference these Recitals are incorporated into the Agreement which follows below.

                  a.       AGREEMENT

         NOW, THEREFORE, in consideration of these premises, the benefits to be derived by the parties, and the terms, conditions, representations and covenants set forth herein, the parties hereby agree as follows:

                                    ARTICLE I

                                    STAGE ONE

         1.01 Lease of Rental Equipment. Subject to the terms and conditions set forth in this Agreement, on the Stage One Closing Date (as hereinafter defined), ZAP shall lease from ASCR, and ASCR shall lease and deliver to ZAP, all of the ASCR's inventory of conventional bicycles, used ZAP bicycles, and new ZAP products (collectively, the "Rental Equipment"), as described in Exhibit A attached hereto.

         1.02 Consideration For Lease of Rental Equipment. In consideration of ASCR's lease of the Rental Equipment as provided herein, ZAP shall issue the number of shares of Common Stock of ZAP, having no par value, with the rights, preferences, privileges and restrictions set forth in the Articles of Incorporation (the "Shares") that result from the division of $50,000 by the number equal to the average closing price of the Shares as reported on the "Bulletin Board" for the ten (10) days prior to the date of the Stage One Closing. These shares shall be "restricted", subject to Rule 144 promulgated by the Securities and Exchange Commission. The issuance of stock by ZAP is exempt from registration with the securities regulators pursuant to Section 25102(f) of the California Corporations Code.

         1.03 Equipment Lease Agreement. At the Stage One Closing Date, the parties shall execute a standard form equipment lease to cover ZAP's lease of the Rental Equipment. The lease shall be in substantially the form of the attached Exhibit B.

                  1.04 Premises Lease Agreement. ZAP will lease, commencing July 14, 1999, a certain portion of the premises at 2715 Hyde Street ("the Premises"), as defined in Exhibit C attached hereto, through April 30, 2001. ZAP will use such Premises as a showroom/office and also to operate a rental business specializing in electric powered bicycles and scooters as well as conventional bikes. ZAP intends to make certain improvements to the Premises, also defined in Exhibit C attached hereto. The rent for the leased portion of the Premises, payable monthly by ZAP, shall be $1.00 per month until October 31, 1999 and $5,950 for November, 1999 and $10,500 per month thereafter until April 30, 2001, plus a $13,000 cash deposit covering the last month's rent and security. The security will carry over to the Stage Two lease and be returned at the end of the term. The security is for complying with lease obligations only.

                  ASCR will retain the major portion of the lower garage area from which ASCR will continue to operate its gasoline powered scooter business, as well as a portion of the ground level Premises also as shown on Exhibit C, to display its products and maintain a small office.

                  1.05 Operating and Advertising Expenses. ZAP hereby agrees to assume responsibility for all of the normal operating expenses related to bicycles and electric powered scooters, and will contribute approximately $3,000 per month towards advertising expenses related to the bicycle and scooter rental business in the form, media and times as approved by ZAP.

                  1.06 Bicycle and Electric Powered Scooter Revenue. ASCR hereby agrees to transfer all revenues generated after the Stage One Closing Date related to bicycles and electric powered scooters to ZAP.

                  1.07 Jeff and Helena Sears Employment Agreement. ZAP hereby agrees to employ Jeff and Helena Sears as Operation Consultants to manage operations of ZAP's bicycle and scooter rental business through the end of April, 2001. Jeff and Helena Sears, together (i.e. not "each"), will work a total of 40 hours per week, and will receive a combined (i.e. not "each") salary of $5,000 per month, in addition to receiving medical benefits.

                  1.08 ASCR's Existing Employees. ZAP hereby agrees to offer ASCR's existing employees the opportunity to continue as employees of ZAP.

                  1.09 Stage One Closing. The Stage One Closing under this Agreement shall take place in the offices of Evers & Hendrickson, LLP in San Francisco, California at 2:00 p.m. on July 12, 1999 (the "Stage One Closing Date"); provided, that if ZAP and ASCR are not in a position on such date to close due to the failure to meet the conditions precedent to close as set forth in Article V hereof, the Stage One Closing Date shall be extended to a date two
(2) business days after the date on which such conditions are satisfied or otherwise waived in writing by both ZAP and ASCR, but in no event shall the Stage One Closing Date be later than July 20, 1999.

                  1.10 Cooperation in Transfer of Business. Both prior and subsequent to the Stage One Closing Date, ZAP shall cooperate and assist ASCR in the transfer of the possession of the Rental Equipment as contemplated by this Agreement.

                                   ARTICLE II

         2. STAGE TWO

                  2.01 Purchase and Sale of the Assets. Subject to the terms and conditions set forth in this Agreement, on the Stage Two Closing Date (as hereinafter defined), ZAP shall purchase and accept from ASCR, and ASCR shall sell, transfer, convey and deliver to ZAP, all of the Rental Equipment and all other tangible and intangible assets of ASCR listed on the attached Exhibit D (collectively, the "Assets"), including, but not limited to, the following:

                  (a) All of ASCR's rights of every kind and nature with respect to its scooter and cycle rental business (the "Business") including, without limitation, all goodwill and intellectual property assets of ASCR applicable to ASCR's Business;

                  (b) Any remaining physical and fixed assets and equipment described in Exhibit D attached hereto and incorporated herein by this reference. Exhibit D may be supplemented at the time of the Stage Two Closing in order to reflect any change in assets which occurred between the Stage One closing and the Stage Two Closing.

                  ASCR shall retain all of its gasoline-powered motor scooters, tools related to such equipment, cash on hand, and such other assets as are described on Exhibit D.

         2.02 Purchase Price of Assets. In consideration of ASCR's sale of the Assets as provided herein, ZAP shall tender $70,000 in cash and issue the number of shares of Common Stock of ZAP, having no par value, with the rights, preferences, privileges and restrictions set forth in the Articles of Incorporation (the "Shares") that result from the division of $80,000 by the number equal to the average closing price of the Shares as reported on the "Bulletin Board" for the ten (10) days prior to the date of the Stage One Closing. The cash and the currency shall be deposited in a purchase escrow account at Evers & Hendrickson, LLP, 155 Montgomery Street, 12th Floor, San Francisco, CA 94104 on the Stage One Closing Date, to be held until the Stage Two Closing Date and pending the satisfaction or waiver of the ASCR's closing conditions and obligations as set forth in Article V, hereof; provided, however, that in consideration of the purchase, ASCR may withdraw from the escrow, towards the purchase price (assuming ultimate approval by the Small Business administration ("SBA")) the sum of $10,500 per month until the Second Closing. Such withdrawals shall be made in the following manner: The July withdrawal of $10,500 shall be made immediately following the Stage One Closing. Thereafter, ASCR may withdraw the sum of $10,500 on the first day of each month commencing on August 1, 1999 and continuing on the first day of each month thereafter until the Second Closing. In the event the SBA does not consent, these payments shall be treated as advances of lease payments (see Section 3.16 below).

         2.03 Assumption of Liabilities. It is expressly understood and agreed that ZAP is not assuming and shall not be liable for any of the debts, obligations or liabilities of ASCR whether now known or unknown, accrued, absolute, contingent or otherwise, except for the liabilities and obligations directly related to ASCR's business as specifically assumed in Schedule 2.03 attached hereto, and incorporated herein by reference; provided, in no event shall the amount of liabilities assumed by ZAP exceed the aggregate amount of seventeen thousand dollars ($17,000).

         2.04 Delivery of Assets. At the Closing, the following shall be delivered by ASCR to ZAP:

                  (a) A bill of sale in a form mutually agreeable to ASCR and ZAP, transferring to ZAP the Assets to be acquired by it under the terms of this Agreement free and clear of any encumbrance of any kind upon any of the Assets;

                  (b) Evidence of payment of all debts which are secured by liens on the Assets with evidence of release of all such liens to be provided within five (5) days after Closing; and

                  (c) Such other deeds, instruments of assignment and other appropriate documents as may be reasonably requested by ZAP in order to carry out the intentions of this Agreement and the transfer of the Assets.

                  2.05 Stage Two Closing. The closing under this Agreement shall take place in the offices of Evers & Hendrickson, LLP in San Francisco, California at 10:00 a.m. on October 31, 1999 (the "Stage Two Closing Date"); provided, that if ZAP and ASCR are not in a position on such date to close due to the failure to meet the conditions precedent to close as set forth in Article V hereof, the Stage Two Closing Date shall be extended to a date two (2) business days after the date on which such conditions are satisfied or otherwise waived in writing by both ZAP and ASCR, but in no event shall the Stage Two Closing Date be later than November 15, 1999.

                  2.06 Effective Date. Notwithstanding the Stage Two Closing Date, the close of business on October 31, 1999 (the "Effective Date") shall be deemed to be the effective date for certain purposes set forth herein.

                  2.07 Bulk Transfer Compliance. The sale and purchase of the Assets described in this Agreement shall be conducted according to and in full compliance with the requirements of the Bulk Transfer Provisions of the California Uniform Commercial Code (Business and Commerce Code Sections 6101 et seq.) (the "Bulk Transfer Provisions"). At the Closing Date, ASCR shall furnish to ZAP, as Exhibit E attached hereto, a list of (I) the names of existing creditors of ASCR, including the amounts owed to such creditors, if known; and
(II) the names of all persons who are known to ASCR to assert claims against ASCR, even though such claims are disputed. ASCR shall also furnish ZAP, as Exhibit D attached hereto, a list of the property that is to be transferred sufficient to identify such property. ASCR shall, as necessary, cooperate with ZAP by furnishing the information to ZAP that may be needed by ZAP in order to give notice to creditors pursuant to the provisions of Section 6105 of the Bulk Transfer Provisions.

                  2.08 Taxes. ZAP shall pay all costs associated with bulk transfer compliance and all sales and use taxes, if any, arising out of the transfer of the Assets, or otherwise as a consequence of the transactions contemplated by this Agreement.

                  2.09 Cooperation in Transfer of Business. Both prior and subsequent to the Closing Date, ZAP shall cooperate and assist ASCR in the transfer of the ownership of the assets as contemplated by this Agreement.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF ASCR

         3.01     General.  ASCR hereby represents and warrants the following:

                  3.02 Organization and Good Standing. ASCR is a corporation duly organized, validly existing and in good standing under the applicable laws of the State of California, and qualified to do business in the State of California, with requisite corporate power and authority to enter into and perform this Agreement.

                  3.03 Financial Statements. ASCR has previously furnished to ZAP ASCR's Balance Sheet as of December 31, 1998, a copy of which is attached hereto as Exhibit E. ASCR represents and warrants that such financial statements, which are unaudited, have been prepared in accordance with the books and records of ASCR and correctly presents ASCR's financial condition, sales, operations and net income (loss) as therein specified.

                  3.04 Authorization and Consents. The execution of this Agreement by ASCR and the consummation by ASCR of the transactions contemplated hereby has been duly authorized and approved by ASCR's Board of Directors and its shareholders, which authorization and approval has not since been amended or revoked. ASCR has the corporate power and requisite authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by ASCR and constitutes the valid and binding obligation of ASCR enforceable against ASCR in accordance with its terms. No agreement, consent, approval, release or waiver of any person or entity, not a party to this Agreement, and no consent of any governmental agency or authority is required (i) to permit the performance by ASCR of its obligations under the terms of this Agreement; or (ii) in order to make the representations and warranties within this Article 2. true and accurate.

                  3.05 Absence of Restrictions. ASCR shall not be subject to any provision of any agreement, charter, bylaw, mortgage, lease, indenture, instrument, order, judgment, decree or other restriction or right of other parties which would prohibit the execution of this Agreement by ASCR or which would prevent the consummation of the transactions contemplated hereunder or which would prevent or affect in any way compliance by ASCR with the terms, conditions and provisions hereof. With respect to the Assets and the Business, except as set forth in section 3.16, the execution and delivery of this Agreement by ASCR and performance by ASCR of its obligations under the terms hereof will not accelerate, terminate, or result in a breach, under any existing material agreements, contract, lease, loan, loan commitment, joint venture or combination of any kind, to which ASCR is a party, or result in the creation of any lien or encumbrance under any indenture, mortgage, deed of trust, or other contract or agreement to which ASCR is a party or by which it is bound.

                  3.06 Title to Assets. ASCR has good and marketable title to all the Assets set forth in Exhibits A and D, attached hereto, except as provided in Schedule 3.06, attached hereto. The assets set forth in Exhibits A and D, attached hereto, are in good condition, normal wear and tear excepted, and usable in the ordinary course of business.

                  3.07 Litigation and Claims. ASCR is aware of no material claims, actions, proceedings or investigations pending, asserted or threatened against, or involving the Business or the Assets, except as disclosed in
Schedule 3.07, attached hereto.

                  3.08 Taxes. There are no unpaid taxes to ASCR for which ZAP would be liable as a transferee of ASCR's Assets pursuant to the Internal Revenue Code or other applicable Federal, state or local law. ASCR shall remain liable for any obligations of ASCR which arose either subsequent or prior to Closing, except those obligations and liabilities which ZAP has expressly assumed as provided hereunder.

                  3.09 Agreements, Contracts and Commitments. ASCR is not a party to or otherwise subject to any oral or written agreements or arrangement for the purchase or sale of any of the Assets or agreement, contract or commitment containing any covenant limiting the freedom of ASCR to engage in the Business. ASCR is not in default in any material respect under any agreement, contract, lease or other material document relating to the Business or the Assets, except as indicated in Schedule 2.09, attached hereto. Except as stated in such Schedule 3.09, there have been no claims of such material defaults and, to the best of ASCR's knowledge, information and belief, there are no facts or conditions which can reasonably be expected to result in such a material default by ASCR.

                  3.10 Compliance with Laws. ASCR has complied in all material respects with, and is not in violation in any material respect of any federal, state or local statute, law, rule, or regulation with respect to the conduct of its Business, or the ownership, operation, sale, purchase or possession of the Assets.

                  3.11 Intellectual Property. ASCR's Intellectual Property constitutes all such proprietary rights which are owned or held by ASCR and which are reasonably necessary to, or used in the conduct of, the business of ASCR. ASCR has taken all reasonably necessary steps required under applicable law to protect its trade secrets. ASCR owns or has valid rights to use its Intellectual Property without conflict with the rights of others. Except as set forth in Schedule 3.11, attached hereto, no person has made or, to the knowledge of ASCR, threatened to make any claim that ASCR's use of Intellectual Property is in violation of any license held by ASCR or infringes any proprietary right or interest of any third party. To the knowledge of ASCR, no third party is infringing upon any of ASCR's Intellectual Property. ASCR holds its Intellectual Property free and clear of all Liens.

                  3.12 Expenses and Broker's Fees. To the knowledge of ASCR, ZAP shall not incur, directly or indirectly, any liability for brokerage, finder's, financial advisor's or agent's fees or commissions or expenses in connection with this Agreement, or the transactions contemplated hereby, by reason of any action or agreement on the part of ASCR. Each Party shall bear its own costs incurred in connection with this Agreement, including attorneys' fees.

                  3.13 Full Disclosure. The representations and warranties contained in this Agreement are subject to the exceptions specifically noted in the disclosure schedules attached hereto and the Supplemental Schedules, if any, provided by the parties after the date of execution of this Agreement and up until the Closing. By this reference, such Schedules are incorporated in and made a part of this Agreement. No representation or warranty, as supplemented pursuant to the terms and provisions hereof, by ASCR in this Agreement or in any Exhibit or schedule hereto, nor any documents, written information, written statements or certificates furnished or to be furnished by or on behalf of ASCR to ZAP pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact; and, in the case of the statements set forth in Paragraph 3.03 hereof, omits or will omit to state a material fact necessary to make the statement contained therein not misleading.

                  3.14 Notice of Certain Events. ASCR shall give prompt notice to ZAP of any event subsequent to the date of this Agreement and prior to the Closing of which ASCR has knowledge which would render inaccurate, in any material respect, any representation or warranty of ASCR herein.

                  3.15 Implementation of Representations and Warranties and Certificates. ASCR shall take all reasonable action necessary to render true, complete and accurate, as of the Stage One and Stage Two Closing Dates, as if made on those dates, ASCR's representations and warranties contained in this Agreement as supplemented above, and to perform or cause to be performed as of the Stage One and Stage Two Closing Dates the covenants and the obligations of ASCR contained in this Agreement and ASCR shall refrain from taking any action (other than action permitted under this Agreement or with the consent of ZAP) which would render inaccurate, as of the Stage One and Stage Two Closing Dates, any such representations or warranties.

         3.16 SBA Approval. Notwithstanding the provisions of Section 3.05 herein or any other provision of this Agreement, the parties acknowledge that ASCR has recently acted as a guarantor of an SBA loan, and that such guaranty imposes certain restrictions on the use of ASCR's business premises and the disposition of ASCR's assets. The parties further understand that ASCR's ability to perform its Stage Two Closing obligations depends on the waiver of certain of these restrictions by SBA. ASCR has advised SBA of the transactions contemplated by this Agreement, and has received preliminary assurances that such waivers will probably be granted on or before the scheduled Stage Two Closing Date. Both parties agree to cooperate and use their reasonable best efforts to obtain such SBA approval. However, in the event that SBA does not approve the proposed transactions, the parties agree to extend the term of the Rental Equipment lease until April 30, 2001, and Jeff and Helena Sears will continue to manage ZAP's equipment rental business at the 2715 Hyde Street premises until such date. The purchase price specified in Sections 2.02 and 2.03 herein shall be paid as provided therein, but such payment shall be treated as an advance of the lease payments, and the amount of the payment shall be reduced by the salvage value of the Rental Equipment as of April 30, 2001.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF ZAP

         4.01     General.  ZAP hereby represents and warrants the following:

                  4.02 Organization and Good Standing. ZAP is a California corporation duly organized, validly existing and in good standing under the applicable laws of the State of California, with requisite corporate power and authority to enter into and perform this Agreement.

                  4.03 Financial Statement. ZAP has heretofore furnished to ASCR ZAP's Balance Sheet as of March 30, 1999, a copy of which is attached hereto as Exhibit F. ZAP represents and warrants that such financial statements are in accordance with the books and records of ZAP, and correctly presents, in all material respects, ZAP's financial condition, sales, operations and net income (loss) as therein specified.

                  4.04 Authorization and Consents. The execution of this Agreement by ZAP and the consummation by it of the transactions contemplated hereby has been duly authorized and approved or ratified by all necessary corporate action. ZAP has the corporate power and requisite authority to enter into this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by ZAP and constitutes the valid and binding obligation of ZAP, enforceable against ZAP in accordance with its terms. No agreement, consent, approval, release or waiver of any person or entity, not a party to this Agreement and no consent of any governmental agency or authority is required (i) to permit the performance by ZAP of its obligations under the terms of this Agreement; or (ii) in order to render the representations and warranties within this Article IV true and accurate.

                  4.05 Absence of Restrictions. ZAP is not subject to any provision of any charter, bylaw, mortgage, lease, indenture, agreement, instrument, order, judgment, or decree or any other restriction or right of other parties which would prohibit the execution of this Agreement by ZAP, or which would prevent the consummation of the transactions contemplated hereunder, or which would prevent or affect in any way compliance by ZAP with the terms, conditions and provisions hereof.

                  4.06 Litigation and Claims. ZAP is aware of no material claim, action, proceeding or investigation pending, asserted or threatened against, or involving its business or assets.

                  4.07 Agreements, Contracts and Commitments. ZAP is not a party to, or otherwise subject to, any oral or written agreement or arrangement for the purchase or sale of any of its assets or agreement, contract or commitment, containing any covenant limiting the freedom of ZAP to engage in its business. ZAP is not in default in any material respect under any agreement, contract, lease or other material document relating to its business or assets. There have been no claims of such material defaults and, to the best of ZAP's knowledge, information and belief, there are no facts or conditions which can reasonably be expected to result in such a material default by ZAP.

                  4.08 Compliance with Laws. ZAP has complied in all material respects with, and is not in violation in any material respect of any federal, state or local statute, law, rule, or regulation with respect to the conduct of its business, or the ownership, operation, sale, purchase or possession of its assets.

                  4.09 Expenses and Broker's Fees. To the knowledge of ZAP, ASCR shall not incur, directly or indirectly, any liability for brokerage, finder's, financial advisor's or agent's fees or commissions or expenses in connection with this Agreement, or the transactions contemplated hereby, by reason of any action or agreement on the part of ZAP; provided, however, that, except as otherwise provided in Paragraph 8.07 hereof, each of the parties shall bear their respective costs incurred, including attorneys' fees, in connection with this Agreement.

         4.10     Capitalization.

                  (a) Authorized and Outstanding Shares. The total authorized capital stock of ZAP is ten million (10,000,000) shares of common stock,, 4,319,210 shares of which are issued and outstanding as of the date of this Agreement, and will be issued and outstanding as of the Stage One Closing Date prior to the issuance of the Shares. Upon the issuance of the Shares to ASCR, ASCR shall become the record and beneficial owner of 8,077 Shares of ZAP. Said Shares shall be "Restricted" subject to Rule 144.

                  (b) Valid Issuance. The Shares are validly issued, fully paid and nonassessable.

                  (c) No Options or Rights. There are no outstanding options, warrants or other rights to purchase any Shares or other capital stock of ZAP, nor are there any securities which are convertible into capital stock of ZAP, except as listed in Exhibit G, attached hereto.

                  (d) No Encumbrances. The Shares to be issued to the ASCR shall be free from any mortgages, pledges, liens, charges, restrictions, conditional sales agreements, interests (security or otherwise), or other encumbrances of any kind. The Shares will be "Restricted" and subject to the restraints of Rule 144 promulgated by the Securities and Exchange Commission.

                  (e) Stock Transfer and Voting Agreements. None of the ZAP's outstanding Common Shares are subject to any voting trusts, voting agreements, or other agreements between or among ZAP and any other person. This representation does not, and is not intended to limit in any way ZAP's right to enter into a shareholders agreement with any or all of its shareholders after the Closing Date.

                  (f) No Distributions. Between the effectiveness of this Agreement and the Closing the ZAP shall not make any distributions to its shareholders or purchase any of its shares of common stock.

                  4.11 Full Disclosure. The representations and warranties contained in this Agreement are subject to the exceptions specifically noted in the disclosure Schedules attached hereto and the Supplemental Schedules, if any, provided by the parties after the date of execution of this Agreement and up until the Stage One and Stage Two Closing Dates. By this reference, such schedules are incorporated in and made a part of this Agreement. No representation or warranty, as supplemented pursuant to the terms and provisions hereof, by ZAP in this Agreement or in any Exhibit or schedule hereto, nor any documents, written information, written statements or certificates furnished or to be furnished by or on behalf of ZAP to ASCR pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact.

                  ZAP has furnished to ASCR its latest 10K filed with the Securities and Exchange Commission and has provided ASCR with answers to all questions ASCR may have had relative to the financial and operating condition of ZAP to the end that the owners of ASCR have been supplied by ZAP with all material information necessary for them to make an informed judgment as to accepting ZAP common stock in payment for the assets of their business.

                  4.12 Notice of Certain Events. ZAP shall give prompt notice to ASCR of any event subsequent to the date of this Agreement and prior to the Stage One and Stage Two Closing Dates of which ZAP has knowledge or should have knowledge which would render inaccurate, in any material respect, any representation or warranty of ZAP herein, or which would materially affect the financial condition of ZAP

                  4.13 Implementation of Representations and Warranties and Certificates. ZAP shall take all reasonable action necessary to render true, complete and accurate, as of the Stage One and Stage Two Closing Dates, as if made on those dates, ZAP's representations and warranties contained in this Agreement as supplemented pursuant above, and to perform or cause to be performed as of the Stage One and Stage Two Closing Dates the covenants and the obligations of ZAP contained in this Agreement and ZAP shall refrain from taking any action (other than action permitted under this Agreement or with the consent of ASCR) which would render inaccurate, as of the Stage One and Stage Two Closing Dates, any such representations or warranties.

                                    ARTICLE V

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                            OF ZAP AND ASCR TO CLOSE

                  5.01 Conditions Precedent to Obligation of ZAP to Close. The obligations of ZAP to consummate the transactions contemplated by this Agreement are subject to the fulfillment to ZAP's satisfaction on or before the Closing of each of the following conditions set forth below, subject to ZAP's rights to waive in writing any such condition:

                  (a) Representations, Warranties and Covenants. All representations and warranties of ASCR contained in this Agreement, as supplemented pursuant to Paragraph 3.14 above, shall be true and correct in all material respects as of the Stage One and Two Closing Dates as if such representations and warranties were made as of the Stage One and Two Closing Dates, respectively, and ASCR shall have performed and shall have caused to be performed all agreements, obligations and covenants required by this Agreement to be performed by it on or prior to the Stage One and Two Closing Dates.

                  (b) Adverse Changes. There shall have been no adverse change in the Business or the Assets including, without limitation, any adverse change in ASCR's relationship with its customers, distributors, and suppliers, except as listed in Schedule 5.01, attached hereto.

                  (c) Financial Statements. ASCR shall have delivered to ZAP for ZAP's review and approval ASCR's financial statements described in Paragraph 3.03, which approval shall not be unreasonably withheld.

                  (d) Supplemental Schedules Approved. All Supplemental Schedules given by ASCR, if any, shall have been reviewed and approved by ZAP, which approval shall not be unreasonably withheld.

                  (e) Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted and be pending or threatened by a third party to restrain or prohibit any of the transactions contemplated hereby.

                  (f) Delivery of Certificate and Resolutions. ASCR shall have delivered to ZAP a certificate of ASCR's president and secretary: (i) stating that the representations and warranties made by ASCR herein are true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, (ii) stating that there has been no breach of any covenant contained herein by ASCR, (iii) stating that all ASCR conditions to Closing stated in this Agreement have been satisfied or waived, (iv) stating that there has been no material adverse change with respect to ASCR, (v) stating that ASCR knows of no challenge to the consummation of the transactions contemplated by this Agreement and (vi) containing a copy of the resolutions of ASCR's board of directors and its shareholders approving this Agreement and the consummation of the transactions contemplated hereby.

                  (g) Agreement and Consents. At or prior to the Closing, ASCR shall have obtained all necessary consents to the transfer of the Assets to ZAP.

                  (h) Delivery of Assets; No Encumbrances. ASCR shall deliver good and marketable title to the Assets free and clear of any encumbrances of any kind, except for any encumbrances disclosed in Schedule 3.06, attached hereto.

                  5.02 Conditions Precedent to Obligation of ASCR to Close. The obligations of ASCR to consummate the transactions contemplated by this Agreement are subject to the fulfillment to ASCR's satisfaction on or before the Closing Date of each of the following conditions set forth below, subject to ASCR's rights to waive in writing any such condition:

                  (a) Representations, Warranties and Covenants. All representations and warranties of ZAP contained in this Agreement, as supplemented pursuant to Paragraph 4.11 above, shall be true and correct in all material respects as of the Stage One and Two Closing Dates as if such representations and warranties were made as of the Stage One and Two Closing Dates, respectively, and ZAP shall have performed and shall have caused to be performed all agreements, obligations and covenants required by this Agreement to be performed by it on or prior to the Stage One and Two Closing Dates.

                  (b) Adverse Changes. There shall have been no adverse change in the ZAP's business or its financial condition, except as described in
Schedule 5.02, attached hereto.

                  (c) Supplemental Schedules Approved. All Supplemental Schedules given by ZAP, if any, shall have been reviewed and approved by ASCR, which approval shall not be unreasonably withheld.

                  (d) Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted and be pending or threatened by a third party to restrain or prohibit any of the transactions contemplated hereby.

                  (e) Delivery of Certificate and Resolutions. ZAP shall have delivered to ASCR a certificate of ZAP's president and secretary: (i) stating that the representations and warranties made by ZAP herein are true and correct in all material respects on the Stage One and Two Closing Dates with the same force and effect as if they had been made on and as of the Stage One and Two Closing Dates, respectively, (ii) stating that there has been no breach of any covenant contained herein by ZAP, (iii) stating that all ZAP conditions to the Stage One and Two Closings stated in this Agreement have been satisfied or waived, (iv) stating that there has been no material adverse change with respect to ZAP, (v) stating that ZAP knows of no challenge to the consummation of the transactions contemplated by this Agreement and (vi) containing a copy of the resolutions of ZAP's board of director and shareholders approving this Agreement and the consummation of the transactions contemplated hereby.

                  (f) Delivery of Initial Share Certificates; No Encumbrances. ZAP shall , within sixty (60) days from the Stage One Closing Date, deliver the certificates representing the Shares free and clear of any encumbrances of any kind.

                                   ARTICLE VI

                  INDEMNIFICATION; SURVIVAL OR REPRESENTATIONS,
                            WARRANTIES AND AGREEMENTS

                  6.01 Indemnification by ASCR. ASCR agrees to indemnify and hold ZAP, its directors, officers, shareholders, agents, employees, successors and assigns (collectively, "ZAP Indemnitees"), harmless from and against any and all claims, causes of action, demands, losses, cost, expenses, obligations, damages, deficiencies, or liabilities, including interest, penalties, and reasonable attorneys fees resulting from (I) any liability of ASCR relating to the operation of ASCR's Business prior to the Closing Date except for those liabilities specifically assumed by ZAP pursuant to Paragraph 2.03 hereof and
(II) a breach of any representation, warranty or agreement of ASCR contained in this Agreement. The foregoing indemnification shall survive the Closing, and shall remain operative and in full force and effect, regardless of any investigation or statement as to the result thereof made by or on behalf of any party.

                  6.02 Claims. In the event a claim is made against ZAP or any ZAP Indemnitee for which they are (or either of them is) indemnified hereunder, ZAP shall notify ASCR of such claim. In the event that any action indemnified hereunder is brought against ZAP or a ZAP Indemnitee and ZAP shall notify ASCR of the commencement thereof, ASCR shall, at its sole expense, assume the defense thereof with counsel reasonably satisfactory to ZAP. ZAP shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of ZAP unless ASCR has authorized the employment of such counsel in writing. ASCR shall have the right to settle any such action or judgment, based on any such action, provided that ASCR has previously rendered to ZAP satisfactory evidence of its ability to pay any action or judgment, and contemporaneously with such settlement ASCR shall pay the amount of such settlement. If ASCR shall fail to diligently defend such action, ZAP, after written notice to ASCR, may do so with attorneys of its own selection and ASCR shall be responsible for and shall pay any settlement or judgment effected by ZAP and all attorneys' fees.

                  6.03 Indemnification by ZAP. ZAP agrees to indemnify and hold ASCR, its directors, officers, shareholders, agents, employees, successors and assigns (collectively, "ASCR's Indemnitees"), harmless from and against any and all claims, causes of action, demands, losses, cost, expenses, obligations, damages, deficiencies, or liabilities, including interest, penalties, and reasonable attorneys fees resulting from a breach of any representation, warranty or agreement of ZAP contained in this Agreement. The foregoing indemnification shall survive the Closing, and shall remain operative and in full force and effect, regardless of any investigation or statement as to the result thereof made by or on behalf of any party.

                  6.04 Claims. In the event a claim is made against ASCR or any ASCR Indemnitee for which they are (or either of them is) indemnified hereunder, ASCR shall notify ZAP of such claim. In the event that any action indemnified hereunder is brought against ASCR or a ASCR Indemnitee and ASCR shall notify ZAP of the commencement thereof, ZAP shall, at its sole expense, assume the defense thereof with counsel reasonably satisfactory to ASCR. ASCR shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of ASCR unless ZAP has authorized the employment of such counsel in writing. ZAP shall have the right to settle any such action or judgment, based on any such action provided that ZAP has previously rendered to ASCR satisfactory evidence of its ability to pay any action or judgment, and contemporaneously with such settlement ZAP shall pay the amount of such settlement. If ZAP shall fail to diligently defend such action, ASCR, after written notice to ZAP, may do so with attorneys of its own selection and ZAP shall be responsible for and shall pay any settlement or judgment effected by ASCR and all attorneys' fees.

                                   ARTICLE VII

                              ACCESS TO INFORMATION

                  7.01 Confidentiality. All information not previously disclosed to the public which shall have been furnished by ASCR or ZAP to the other party shall not be disclosed prior to the Closing to any person other than the party's respective employees, legal counsel, and accountants, in confidence, or used for any purpose other than as contemplated herein. In the event that the sale of the Assets shall not be consummated, all such information, including any schedule, analysis or other documents prepared by ASCR or ZAP, which shall be in writing, shall remain confidential. The parties acknowledge that disclosure by a party of such information except as permitted hereunder may result in substantial harm to the other party.

                  7.02 Effect of Investigation. Any investigation of ASCR or ZAP by the other party shall not affect any of the representations, agreements, covenants or warranties set forth herein. Except as expressly waived in writing or otherwise provided herein, all representations and warranties shall continue in full force and effect, and the parties shall continue to be bound by them. If an exception to any representation or warranty has been disclosed on a disclosure Schedule or Supplemental Schedule delivered by a party prior to Closing, and the other party receiving such disclosure proceeds to close notwithstanding such disclosure, then such other party's right to damages or indemnification from the disclosing party as to matters covered by such disclosure shall be deemed waived by such other party.

                                  ARTICLE VIII

                                     GENERAL

                  8.01 Notices. Any notice or demand required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally and signed receipt for such notice or demand is secured, or mailed by registered mail or certified mail, postage prepaid, return receipt requested, and addressed to the following persons at the following respective address unless by any such notice a different person or address shall have been designated by the addressee:

         Notices to ZAP shall be sent to:

         ZAP WORLD.com
         117 Morris Street
         Sebastopol, CA  95472
         Attn: Gary Starr

         Notice to ASCR shall be sent to:

         American Scooter & Cycle Rental
         2715 Hyde Street
         San Francisco, CA 94109

         8.02 Governing Law; Arbitration. The validity, construction, interpretation and enforcement of this Agreement shall be determined and governed by the laws of the State of California. Further, in the event of any dispute between the parties relative to this Agreement, the inducements or representations to enter into this Agreement, or the parties' performance of the terms of this Agreement, said dispute(s) shall be resolved through binding arbitration pursuant to the rules of the American Arbitration Association or other mutually agreeable body, before one (1) arbitrator selected by the parties, with the sites of the arbitration agreed to be in San Francisco, California.

                  8.03 Waiver and Modification. Any term or provision of this Agreement may be waived at any time by a written instrument executed by the party which is entitled to the benefit thereof; provided, however, that no such waiver shall constitute a waiver by such party of any of its other rights and remedies, at law or in equity. This Agreement may be amended, modified or supplemented at any time only by a written instrument executed by all the parties hereto.

                  8.04 Cooperation and Further Assurances. The parties to this Agreement shall fully cooperate with each other in connection with all general matters and tax matters (including tax audits) involving either party, which relate in any way to this Agreement. Such cooperation shall include, but not be limited to the preparation of an asset purchase valuation and classification schedule, prepared pursuant to Internal Revenue Code Section 1060 et seq., as revised, and the granting to the individual party and the taxing authorities reasonable access to relevant business records and evidence of payment; provided, however, the party requesting such cooperation shall pay costs and expenses of the cooperating party in connection with such cooperation.

                  8.05 Entire Agreement. This Agreement, including documents incorporated herein by reference, the Exhibits and schedules attached hereto when duly executed and delivered, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior proposals, oral and written, all previous negotiations and all other communications between the parties with respect to the subject matter hereof (except to the extent any other agreement may be incorporated into this Agreement by writing executed by ZAP and ASCR).

                  8.06 Headings. The titles to articles and paragraphs hereof are used for convenience only and shall not be deemed to be a part hereof, or affect the construction or interpretation of any provision hereof.

                  8.07 Attorneys' Fees. Except as otherwise provided herein, in connection with enforcement of their respective rights hereunder, the parties shall each be entitled to any right or remedy available at law or in equity, and the prevailing party shall be entitled to reasonable attorneys' fees actually incurred in connection therewith.

                  8.08 Severability. If any provision of this Agreement is held invalid under any applicable statute or rule of law, such invalidity shall not affect the other provisions of this Agreement which can be given effect without the invalid provisions, and to this end the provisions of this Agreement are declared severable. Notwithstanding the above, such invalid provision or clause shall be construed and enforced, to the extent possible, in accordance with the original intent of the parties.

                  8.09 Assignment. This Agreement may not be assigned to any party without the written consent of the other party hereto.

                  8.10 Recitals. The recitals herein are incorporated by this reference into this Agreement and shall bind the parties in accordance with their terms.

                  8.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

                  ASCR:

         American Scooter and Cycle Rental, Inc., a California corporation

         By:     /s/ Jeffrey Sears                   By:    /s/ Helena Sears
              -----------------------------              -----------------------
                     Jeffrey Sears                              Helena Sears
         Its: -----------------------------          Its: ----------------------

         ZAP:

         ZAP WOLRD.com, a California corporation

         By:       /s/ Signature
              ----------------------------

         Its: ____________________________

                                    AGREEMENT
                                  BY AND AMONG
                                ZAP WORLD.COM,
                            A CALIFORNIA CORPORATION
                                       AND
                   AMERICAN SCOOOTER AND CYCLE RENTALS, INC.,
                            A CALIFORNIA CORPORATION



                              DISCLOSURE SCHEDULES


         The following is the schedule of exceptions to the representations and warranties of American Scooter and Cycle Rentals, Inc. ("ASCR"), a California corporation, which is being provided pursuant to the Agreement by and among ASCR and ZAP WORLD.com ("ZAP"). The numbers below correspond to those sections of the Agreement to which the exceptions to the representations and warranties pertain. Unless otherwise defined herein, all capitalized terms and other definitions shall have the same meanings in these disclosure schedules as they have in the Agreement.

         ASCR has provided ZAP, at ZAP's request, with various materials (including but not limited to those described in these schedules) regarding the financial condition and business of the ASCR.
------------------------------------------------------------------------------

Schedule 2.03  Assumption of Liabilities

Schedule 3.06  Title to Assets

Schedule 3.07  Litigation and Claims

Schedule 3.09  Agreements, Contracts and Commitments

Schedule 3.11  Intellectual Property

Schedule 5.01  Adverse Changes to ASCR.

Schedule 5.02 Adverse Changes to ZAP.

                                Schedule 5.02(e)

                              OFFICER'S CERTIFICATE
                                 ZAP WORLD.COM,
                            A CALIFORNIA CORPORATION


         The undersigned, being the duly elected President and Secretary of ZAP WORLD.COM, a California corporation ("ZAP"), hereby certify that, as of the date indicated below:

(i) the representations and warranties made by ZAP in the Agreement with American Scooter and Cycle Rental, Inc., dated July 12, 1999 (the "Agreement") are true and correct in all material respects; and

(ii) there has been no breach of any covenant contained in the Agreement by ZAP; and

(iii) all ZAP conditions to the Stage One Closings (as this phrase is defined in the Agreement) as stated in the Agreement have been satisfied or waived; and

(iv) there has been no material adverse change with respect to ZAP; and

(v) ZAP knows of no challenge to the consummation of the transactions contemplated by this Agreement; and

(vi) attached hereto is a true and correct copy of the resolutions of ZAP's board of directors approving the Agreement and the consummation of the transactions contemplated thereby.

         IN WITNESS WHEREOF, the undersigned have executed this certificate on this ____ day of July, 1999.



/s/ James McGreen                            /s/ Nancy K. Cadigan
------------------------                     ----------------------------
James McGreen                                Nancy K. Cadigan
President                                    Secretary

                                    AGREEMENT
                                  BY AND AMONG
                                 ZAP WORLD.COM,
                            A CALIFORNIA CORPORATION
                                       AND
                   AMERICAN SCOOOTER AND CYCLE RENTALS, INC.,
                            A CALIFORNIA CORPORATION


                                LIST OF EXHIBITS




Exhibit A         List of Assets, Equipment and Inventory for Stage One Closing

Exhibit B         Equipment Lease

Exhibit C         Lease and Plat of the Premises Showing Contemplated
                  Improvements of Space

Exhibit D         List of Assets Being Transferred in Stage Two

Exhibit E         ASCR's Balance Sheet as of December 31, 1998

Exhibit F         Balance Sheet of ZAP as of March 30, 1999

Exhibit G         List of ZAP Options and Warrants